EXHIBIT 10.1
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                            CONVERSION AGREEMENT
                            --------------------

        THIS CONVERSION AGREEMENT ( the "AGREEMENT") is being executed and delivered as of this 13th day of July, 2000 by and among Jalo Paananen, Elmar Paananen, Annamari Jukko and Topi Paananen, individual residents of the Republic of Finland (each a "FINLAND HOLDER" and, collectively, the "FINLAND HOLDERS"), Eimo Oyj, a company organized under the laws of the Republic of Finland ("PARENT"), and Triple S Plastics, Inc., a Michigan corporation (the "COMPANY").

        Reference is hereby made to the Agreement and Plan of Merger, dated as of July 13, 2000 (the "MERGER AGREEMENT"), among the Company, Parent, and Spartan Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Parent (the "MERGER SUB"). All capitalized terms used herein but not separately defined shall have the meanings assigned to them in the Merger Agreement. Reference is hereby further made to the form of Lock-Up Agreement attached as Exhibit 1.6(e) to the Merger Agreement (the "LOCK-UP AGREEMENT").

                            W I T N E S S E T H:

        WHEREAS, the Merger Agreement provides for the acquisition by Parent of all of the issued and outstanding Shares of the Company through the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;


        WHEREAS, each Finland Holder is the beneficial owner of that number of Series K Shares of Parent set forth in Exhibit A attached hereto; and

        WHEREAS, as an inducement and a condition to the Company's entering into the Merger Agreement, the Company has required that the Finland Holders agree, and the Finland Holders have agreed, to cause all of their Series K Shares to be converted into Parent Ordinary Shares on a one-for-one basis, such conversion to be conditioned upon and effective as of the occurrence of the Effective Time;

        NOW, THEREFORE, the undersigned hereby agree as follows:

        1. CONVERSION OF SERIES K SHARES. As permitted under the terms of Article 4 of Parent's Articles of Association ("ARTICLE 4"), each of the Finland Holders shall as promptly as practicable send a written demand to Parent (each, a "CONVERSION DEMAND") requiring that Parent effect the conversion of the Series K Shares held by such Finland Holder into Parent Ordinary Shares on a one-for-one basis (i.e., each Series K Share shall be converted into one Series A Share), such conversion to be effective as of the Effective Time under the Merger Agreement. Each Conversion Demand shall be in the form and shall contain all information required by Article 4 and applicable Finnish law. Promptly following receipt of the Conversion Demands, Parent shall prepare an application to the Trade Register for Parent (the "REGISTER APPLICATION") requesting the conversion of Series K Shares subject to the Conversion Demands into Parent Ordinary Shares on a one-for-one basis. On or immediately following the Closing Date, Parent shall cause the Register Application to be filed with the Trade Register for Parent and request that the Trade Register effect such conversion as soon as possible under applicable Finnish law.

        2. TERM. This Agreement shall terminate and be of no further force or effect automatically upon any termination of the Merger Agreement.

        3. REPRESENTATIONS AND WARRANTIES. Each of Finland Holders hereby represents and warrants, as of the date hereof, to the Company and Parent as follows:

             (a) AUTHORIZATION; VALIDITY OF AGREEMENT. Such Finland Holder has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Finland Holder and, assuming due and valid authorization, execution and delivery thereof by Parent and the Company, this Agreement is a valid and binding obligation of the Finland Holder enforceable against the Finland Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

             (b) CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Finland Holder or the consummation by the Finland Holder of the transactions contemplated hereby will (i) other than the filing with the Trade Register of Parent described herein, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, or (ii) violate any Order, statute, rule or regulation applicable to the Finland Holder. There are no third party consents or approvals required to be obtained by any Finland Holder prior to the consummation of the transactions contemplated hereby.

             (c) SHARE OWNERSHIP. Each of the Finland Holders owns all right, title and interest in and to that number of the Series K Shares set forth opposite its name on Exhibit A hereto, and such Series K Shares collectively represent all of the Series K Shares issued and outstanding. Other than the Series K Shares set forth on such Exhibit A, no Series K Shares are issued or outstanding.

        4. RELIANCE. The Finland Holders understand and acknowledge that the Company is entering into the Merger Agreement in reliance upon the Finland Holders execution and delivery of this Conversion Agreement and the consummation of the transactions contemplated by this Conversion Agreement.

        5. SPECIFIC PERFORMANCE. Each of the Finland Holders recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Conversion Agreement will cause the

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   Company to sustain damages for which it would not have an adequate remedy at law for money damages, and therefor in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. All rights, powers and remedies provided under this Conversion Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any by the Company shall not preclude the simultaneous or later exercise of any other such right, power or remedy by it.

        6. FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, each of the undersigned shareholders shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Conversion Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            EIMO OYJ

                            By:  /s/ Elmar Paananen
                                --------------------------------------
                            Name:   Elmar Paananen
                            Title:  Executive Vice Chairman


                            TRIPLE S PLASTICS, INC.

                            By:  /s/ A. Cristian Schauer
                                --------------------------------------
                            Name:   A. Christian Schauer
                            Title:  Chief Executive Officer


                            FINLAND HOLDERS:

                            /s/ Jalo Pannanen
                            -----------------------------------------
                            Jalo Pannanen

                            /s/ Elmar Paananen
                            -----------------------------------------
                            Elmar Paananen

                            /s/ Annamari Jukko
                            -----------------------------------------
                            Annamari Jukko

                            /s/ Topi Paananen
                            -----------------------------------------
                            Topi Paananen



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